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AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (the “Agreement”) is dated as of March 7, 2007, to be effective as of the Effective Date, and is made and entered into by and between the entities that have executed this Agreement on the signature pages hereto as sellers (individually, a “Seller” and collectively, the “Sellers”), and EMERITUS CORPORATION, a Washington corporation, as purchaser (the “Purchaser”). Each Seller and Purchaser are sometimes individually referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS, Sellers are the owners of the Facilities, the Emeritus Mortgage Loan and the Term Mortgage Loan as provided herein; and

WHEREAS, Sellers desire to sell and Purchaser desires to purchase the Facilities and to terminate the Tenant Leases; and

WHEREAS, in connection with the sale and purchase of the Facilities and the termination of the Tenant Leases, Purchaser has agreed either to pay the unpaid amounts owed under the Emeritus Mortgage Loan required to pay the Emeritus Mortgage Loan in full or to cause the purchase of the Emeritus Mortgage Loan at the Closing as provided herein; and

WHEREAS, in connection with the sale and purchase of the Facilities and the termination of the Tenant Leases, Purchaser has agreed to pay the unpaid amounts owed under the Term Mortgage Loan required to pay the Term Mortgage Loan in full at the Closing;

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1  Definitions. As used herein, the following defined terms shall have the meanings set forth below:

“Affiliate” shall mean any Person that directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, “controls”, “under common control with” and “controlled by” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.

“Appurtenant Rights” shall mean all rights, privileges and easements appurtenant to the Land that permissibly pass by operation of law with the conveyance by the applicable Seller of the fee simple estate in the Land.

“Assumed Business Agreements” shall mean all Business Agreements that (i) Purchaser agrees to assume as provided in Section 4.3 hereof, and (ii) are assigned to Purchaser pursuant to the General Assignment for a Facility.

“Assumed Liabilities” shall mean the following:

(a)  all obligations of Sellers that arise or accrue under the Assumed Business Agreements relating to a particular Facility on and after the effective date of the General Assignment for such Facility;

(b)  all obligations under any Permit and Warranty assigned to Purchaser that arise or accrue on or after the effective date of the General Assignment for the Facility to which such Permit and Warranty relates;

(c)  all Property Taxes and all other obligations with respect to a Facility that accrued prior to the Closing Date for such Facility but which are not due for payment until after the Closing Date;

(d)  all Property Taxes and all other obligations with respect to a Facility that accrue on and after the Closing Date; and

(e)  all obligations, liabilities, damages, losses, claims, expenses and costs relating to the Facilities arising or accruing on or prior to the Closing Date that the Tenant under each of the Tenant Leases was obligated, liable or responsible to pay or perform under the terms of such Tenant Lease.

“Bankruptcy/Dissolution Event” shall mean the occurrence of any of the following: (a) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (b) the appointment of a trustee or receiver of any property interest; (c) an assignment for the benefit of creditors; (d) an attachment, execution or other judicial seizure of a substantial property interest; (e) the taking of, failure to take, or submission to any action indicating an inability to meet financial obligations as they accrue; or (f) a dissolution or liquidation.

“Bill of Sale” shall mean a bill of sale substantially in the form of Exhibit A hereto by which the applicable Seller for a Facility conveys to Purchaser such Seller’s right, title and interest, if any, in and to the Personal Property located at such Facility.

“Business Agreement” shall mean any management agreement, service contract, contractor agreement, construction contract or other agreement or instrument affecting all or a portion of the Facilities or the operation thereof to which a Seller is party and that is assignable by such Seller without the consent or approval of any other Person.

“Business Day” shall mean any calendar day other than a Saturday, a Sunday or a day on which national banks are not required or authorized by law to remain closed.

“Closing” shall mean the closing of the purchase and sale of the Facilities contemplated by this Agreement.

“Closing Date” shall mean March 16, 2007.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“Deeds” shall mean special warranty deeds substantially in the form of Exhibit B hereto, modified to reflect a special warranty deed (or the equivalent) for the applicable states where each of the Facilities is located, by which the applicable Seller conveys the Land, the Improvements and Appurtenant Rights comprising or relating to a Facility to Purchaser.

“Earnest Money” shall have the meaning set forth in Section 2.1 hereof.

“Effective Date” shall mean the latest of the dates of the execution of this Agreement by a Seller and Purchaser as evidenced by the dates appearing under their respective signatures hereto.

“Emeritus Mortgage Loan” shall mean the mortgage loan identified on Exhibit G-1 hereto that encumbers one or more of the Tenant Leases.

“Escrow Agreement” shall mean an escrow agreement substantially in the form of Exhibit C hereto by and among Sellers, Purchaser and Title Company with respect to the terms of the escrow of the Earnest Money.

“Facilities” shall mean the Land, the Improvements and the Appurtenant Interests associated therewith comprising the senior living facilities identified on Exhibit D hereto.

“Forum” shall mean any federal, state, local or municipal court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system or arbitration panel.

“General Assignment” shall mean one of the assignments between Purchaser and the applicable Seller, substantially in the form of Exhibit E hereto, pursuant to which the right, title and interest of such Seller in and to the Assumed Business Agreements and the Permits and Warranties relating to a Facility are assigned to, and obligations thereunder are assumed by, Purchaser.

“Government” shall mean any federal, state, local or municipal government or any department, commission, board, bureau, agency, instrumentality, unit or taxing authority thereof.

“Governmental Requirements” shall mean any notices, filings or pre-approvals required by a Government in connection with the transfer of ownership of any of the Facilities.

“HR” shall mean Healthcare Realty Trust Incorporated, a Maryland corporation and an Affiliate of Sellers.

“Improvements” shall mean all buildings, improvements, structures and fixtures to the extent now, and on the Closing Date, owned by Sellers and comprising the Facilities, including landscaping, parking lot improvements and structures, drainage facilities and all above ground and underground utility structures and other so-called infrastructure improvements comprising a part thereof to the extent any of the same may be owned by Sellers.

“Land” means the real property owned in fee simple by Sellers upon which the Facilities are located.

“Laws” means all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements, including those relating to the environment, health and safety, disabled or handicapped persons, and as applicable, to the licensing of a Facility.

“Lease Termination” shall mean a lease termination agreement, substantially in the form of Exhibit F hereto, pursuant to which the applicable Seller and the Tenant under a Tenant Lease agree to terminate such Tenant Lease effective as of the Closing Date.

“Mortgage Loan Assignee” shall mean an Affiliate of Purchaser designated by Purchaser in accordance with Section 2.3(a) hereto to purchase the Emeritus Mortgage Loan as provided herein.

“Mortgage Assignment” shall mean an assignment and assumption agreement, substantially in the form of Exhibit J hereto, pursuant to which HR’s right, title and interest in and to the Emeritus Mortgage Loan and the Mortgage Loan Documents relating thereto are assigned to, and HR’s obligations thereunder are assumed by, the Mortgage Loan Assignee.

“Mortgage Loan Documents” shall mean all promissory notes, mortgages, deeds of trust, loan agreements, participation agreements and other documents evidencing or securing the Emeritus Mortgage Loan.

“Orders” shall mean all applicable orders, writs, judgments, decrees, rulings, consent agreements and awards of or by any Forum or entered by consent of the party to be bound.

“Permits and Warranties” shall mean the following, to the extent that they relate exclusively to the Facilities and are assignable by the applicable Seller without the consent or approval of any other Person: (i) certificates of occupancy and permits or approvals of any nature from any Government; and (ii) guarantees, warranties and indemnities, if any, pertaining to the ownership of the Land or the Improvements.

“Permitted Exceptions” shall mean (a) all liens for Property Taxes that are not yet due and payable; (b) easements, restrictions, covenants and other encumbrances of record as of the Effective Date; (c) any state of facts that would be disclosed by an accurate survey or independent inspection of the Facilities; (d) all applicable building and zoning ordinances, Laws, regulations and restrictions of any Government; (e) such easements, restrictions, covenants and other encumbrances that become matters of public record after the Effective Date and before the Closing to the extent that such matters are waived or accepted, or deemed to be waived or accepted, by Purchaser; and (f) the rights of residents of the Facilities.

“Person” shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a Government and any other legal entity.

“Personal Property” shall mean all tangible personal property of any kind located on or in the Facilities and owned by Sellers, including, without limitation, equipment, appliances, machinery, furniture, furnishings, signage and fixtures.

“Property Taxes” shall mean all ad valorem, real property and personal property taxes, all general and special private and public assessments, all other property taxes, and all similar obligations relating to the Land and the Improvements.

“Purchase Price” shall mean the amount of Ninety-Eight Million Nine Hundred Ninety-Eight Thousand Eight Hundred Fourteen and No/100 Dollars ($98,998,814.00).

“Rent” shall mean all rental payments due under the Tenant Leases prior to the Closing Date.

“Tenant” shall mean each party named as the tenant or lessee under any Tenant Lease.

“Tenant Lease” shall mean each of the leases, license agreements and other occupancy agreements for the rental of a Facility identified on Exhibit H hereto, as amended, modified or extended through the Effective Date, together with all renewals, modifications, addenda, guarantees and other security documents relating to any and all such leases, license agreements or other occupancy agreements.

“Term Mortgage Loan” shall mean the mortgage loan identified on Exhibit G-2 hereto that encumbers one or more of the Tenant Leases.

“Title Company” shall mean Fidelity National Title Insurance Company.

1.2  Interpretation. In this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to statutes, regulations or ordinances are to be construed as including all provisions consolidating, amending or replacing the referenced statute, regulation or ordinance; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments to or changes in such agreements or instruments entered into in accordance with their respective terms; references to Persons include their permitted successors and assigns; use of the term “include” or “including” shall mean to include or including without limitation; and references to a “Section” or “Article” shall mean a section or article of this Agreement unless otherwise expressly stated.

ARTICLE II

PURCHASE AND SALE

2.1  Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, Sellers at the Closing shall sell, transfer and assign to Purchaser all right, title and interest of Sellers in and to the Facilities free and clear of any mortgage, security interest, lien, charge, claim or other encumbrance except the Permitted Exceptions, and Purchaser shall purchase such Facilities for the Purchase Price. Prior to the Effective Date, Purchaser has deposited with Title Company the amount of One Million Three Hundred Fourteen Thousand Two Hundred Seventy-Two and No/100 Dollars ($1,314,272.00) as an earnest money deposit

(the “Earnest Money”), which Title Company shall continue to hold pursuant to the Escrow Agreement. Purchaser shall be entitled to apply the Earnest Money to the payment of the portion of the Purchase Price due from Purchaser at the Closing. The Earnest Money is refundable only in the event that this Agreement is terminated pursuant to Sections 9.1(a)(i), 9.1(a)(ii), 9.1(a)(iii) or 9.1(a)(iv) hereof. Except as set forth in the immediately preceding sentence, the Earnest Money is not refundable to Purchaser under any circumstances and shall be deemed to be consideration earned by Sellers for the execution and delivery of this Agreement, and the forfeiture of any Earnest Money pursuant to this Agreement shall not be deemed to be liquidated damages or otherwise to limit Seller’s remedies for a breach or default by Purchaser under this Agreement.

2.2  Assumption of Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, Purchaser, as of the Closing Date, shall assume all of the Assumed Liabilities.

2.3  Purchase Price.

(a)  The Purchase Price shall be subject to adjustment only as set forth in this Section 2.3. Property Taxes, water/sewer charges, gas, electric, telephone and other utilities, and other operating expenses relating to the Facilities are the responsibility of the Tenants under the Tenant Leases and shall not be prorated. All unpaid Rent and any other amounts due and payable under the Tenant Leases as of the Closing Date shall be charged to Purchaser and paid at the Closing, and Rent for the month in which Closing occurs shall be prorated through the Closing Date. Sellers shall retain all security deposits and other similar deposits relating to the Tenant Leases, and Purchaser shall receive a credit for such deposits at the Closing. In addition to the payment of the Purchase Price, Purchaser shall, at and as a condition to the Closing, be obligated (i) to pay all unpaid amounts that are owed under the Term Mortgage Loan which are required to pay the Term Mortgage Loan in full, and (ii) either (A) to pay all unpaid amounts that are owed under the Emeritus Mortgage Loan which are required to pay the Emeritus Mortgage Loan in full or (B) to cause the Mortgage Loan Assignee to purchase the Emeritus Mortgage Loan from HR for a purchase price equal to all unpaid amounts that are owed under the Emeritus Mortgage Loan in consideration of HR’s execution and delivery of the Mortgage Assignment to the Mortgage Loan Assignee at the Closing. If Purchaser elects to pay the Emeritus Mortgage Loan in full at the Closing, Purchaser must provide, not less than two (2) Business Days prior to the Closing Date, written notice to Sellers of any such election, and, in the absence of such written notice of Purchaser’s election, Purchaser shall cause the Mortgage Loan Assignee to purchase the Emeritus Mortgage Loan from HR at the Closing for a purchase price equal to all unpaid amounts that are owed under the Emeritus Mortgage Loan. Purchaser shall identify the Mortgage Loan Assignee in a written notice to Sellers not less than three (3) Business Days prior to the Closing Date. Sellers shall cause HR to accept, or cause the acceptance of, prepayment of the Term Mortgage Loan and, as applicable, accept the prepayment, or complete the sale as contemplated herein, of the Emeritus Mortgage Loan irrespective of the failure of Purchaser to satisfy any applicable prepayment notice requirements, and to deliver a payoff letter to Purchaser at least three (3) Business Days prior to the Closing Date.

(b)  In addition to any adjustments to the Purchase Price pursuant to Section 2.3(a) hereof, the Purchase Price shall be subject to further adjustment as set forth below:

(i)  the Purchase Price shall be adjusted to reflect any expense paid by one Party that the other Party has agreed to pay or share pursuant to Section 11.1 hereof or otherwise pursuant to this Agreement; and

(ii)  for any Facility that is not purchased by Purchaser pursuant to Section 10.2 hereof, the Purchase Price shall be decreased by an amount determined in accordance with Section 10.2 hereof.

(c)  After taking into account any adjustments to the Purchase Price as set forth above, the Purchase Price (plus the unpaid amounts owed under the Term Mortgage Loan required to pay the Term Mortgage Loan in full and either the unpaid amounts owed under the Emeritus Mortgage Loan required to pay the Emeritus Mortgage Loan in full or the purchase price of the Emeritus Mortgage Loan if it is to be purchased as provided herein) shall be paid by Purchaser (and the Mortgage Loan Assignee as provided herein) by wire transfer of immediately available funds to an escrow account maintained by Title Company for delivery to Sellers (and HR, as applicable) upon the consummation of the Closing. As soon as possible after the Closing (but not later than thirty (30) days after the Closing Date), the Parties shall reconcile the actual amount of any prorations that were estimated as of the Closing. To the extent that a Party subsequently verifies that the actual amounts differ from the amounts estimated and so prorated, the Parties agree to remit the correct amount of such items to the appropriate Party as and when they are determined. The terms of this Section 2.3 shall survive the Closing.

2.4  Deliveries at Closing.

(a)  At the Closing, Sellers shall deliver to Purchaser, or cause the delivery to Purchaser of, the following:

(i)  A certificate of an authorized representative of each Seller, dated the Closing Date, certifying that attached thereto is a true and complete copy of resolutions or limited partnership documentation, as applicable, adopted by such Seller authorizing the execution, delivery and performance of this Agreement and the documents and instruments to be executed and delivered by such Seller pursuant hereto, and that all such resolutions or limited partnership documentation, as applicable, are still in full force and effect and have not been amended or modified;

(ii)  A General Assignment, duly executed by the applicable Seller, assigning to Purchaser the Permits and Warranties and Assumed Business Agreements relating to the Facilities that are sold and transferred on the Closing Date;

(iii)  A separate Lease Termination, duly executed by the applicable Seller, for each Tenant Lease by which such Seller agrees to the termination of such Tenant Lease as of the Closing Date;

(iv)  A separate Bill of Sale, duly executed by the applicable Seller, for each Facility conveyed by such Seller to Purchaser;

(v)  The Deeds, duly executed by the applicable Sellers, relating to the Facilities that are sold and transferred on the Closing Date;

(vi)  Releases of the leasehold mortgages or deeds of trust and other instruments that secure the repayment of the Term Mortgage Loan and the Emeritus Mortgage Loan;

(vii)  A statement executed by each Seller in form and substance acceptable under Section 1445 of the Internal Revenue Code, as amended, setting forth such Seller’s United States taxpayer identification number and certifying that Seller is not a “foreign person” as that term is used under Section 1445(b)(2) of the Internal Revenue Code, as amended;

(viii)  Copies of any engineering plans, drawings, specifications and blueprints in the possession of Sellers and relating to the Improvements;

(ix)  A closing statement executed by the applicable Sellers itemizing the Purchase Price and all adjustments thereto as provided herein;

(x)  An owner’s title affidavit substantially in the form of Exhibit I hereto duly executed by each applicable Seller relating to the Land and Improvements that are sold and transferred on the Closing Date and owned by such Seller; and

(xi)  In the event that the Emeritus Mortgage Loan is to be purchased by the Mortgage Loan Assignee as permitted by this Agreement, the Mortgage Assignment duly executed by HR.

(b)  At the Closing, Purchaser shall deliver to Sellers or HR, as applicable, or cause the delivery to Sellers or HR, as applicable of, the following:

(i)  A certificate of the Secretary or an Assistant Secretary of Purchaser, dated the Closing Date, certifying that attached thereto is a true and complete copy of resolutions adopted by the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the documents and instruments to be executed and delivered by Purchaser pursuant hereto, and that all such resolutions are still in full force and effect and have not been amended or modified;

(ii)  The funds constituting the portion of the Purchase Price allocable to the Facilities that are sold and transferred on the Closing Date, as required under Section 2.3 hereof;

(iii)  All unpaid amounts that are owed under the Term Mortgage Loan which are required to pay the Term Mortgage Loan in full as of the Closing Date;

(iv)  All unpaid amounts that are owed under the Emeritus Mortgage Loan which are required to pay the Emeritus Mortgage Loan in full as of the Closing Date, or, if the Emeritus Mortgage Loan is to be purchased and sold as provided herein, the purchase price of the Emeritus Mortgage Loan equal to all unpaid amounts under the Emeritus Mortgage Loan that would be required to pay the Emeritus Mortgage Loan in full;

(v)  A General Assignment, duly executed by Purchaser, by which Purchaser assumes the payment and performance of the obligations of the applicable Seller under the Permits and Warranties and Assumed Business Agreements assigned to Purchaser thereby and relating to a Facility that is sold and transferred by such Seller on the Closing Date;

(vi)  A separate Lease Termination, duly executed by Purchaser, for each Tenant Lease by which the Tenant thereunder agrees to the termination of such Tenant Lease;

(vii)  Executed waivers of the rights of first refusal under the Tenant Leases held by any Tenants (other than Purchaser) in a form acceptable to Sellers;

(viii)  A closing statement executed by Purchaser itemizing the Purchase Price and all adjustments thereto as provided herein;

(ix)  In the event that the Emeritus Mortgage Loan is to be purchased by the Mortgage Loan Assignee as permitted by this Agreement, the Mortgage Assignment duly executed by the Mortgage Loan Assignee.

2.5  Further Assurances. From time to time after the Closing, Sellers shall, upon Purchaser’s reasonable request and at Purchaser’s sole expense, execute, acknowledge and deliver to Purchaser such other instruments of transfer and conveyance and shall take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Facilities, or to better enable Purchaser to complete, perform and discharge the Assumed Liabilities. Each Party shall cooperate with the other and shall execute and deliver to another Party such other instruments and documents and take such other actions as may be reasonably requested from time to time by another Party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

2.6  Delivery of Possession. Possession of the Facilities sold, transferred and assigned at the Closing shall be delivered to Purchaser effective as of the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers hereby represent and warrant to Purchaser as of the Effective Date as follows:

3.1  Organization, Qualifications and Corporate Power. Each Seller is duly formed or incorporated, as the case may be, and validly existing and in good standing under the laws of its state of formation or incorporation, as the case may be, and is qualified or authorized to conduct business in each state where the failure to be so qualified or authorized could reasonably be expected to have a material adverse effect upon the business of Sellers taken as a whole. Sellers have the power and authority to execute, deliver and perform the Escrow Agreement, this Agreement and the other agreements, documents and certificates contemplated to be delivered by them pursuant to this Agreement.

3.2  Authorization. The execution, delivery and performance by Sellers of this Agreement and the instruments contemplated to be delivered by Sellers pursuant to this Agreement at the Closing have been duly authorized by necessary corporate or partnership action, as applicable.

3.3  Validity. This Agreement has been duly executed and delivered by Sellers and constitutes the legal, valid and binding obligation of Sellers, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors’ rights. The Escrow Agreement and each Deed, General Assignment, Bill of Sale, Lease Termination and other agreement, document and certificate to be executed and delivered by Sellers hereunder shall, when so executed and delivered in accordance with this Agreement by the applicable Sellers, constitute the legal, valid and binding obligation of the applicable Sellers enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors’ rights.

3.4  Non-Contravention. The execution and delivery of this Agreement and the other agreements, documents and certificates contemplated to be executed and delivered by Sellers pursuant to this Agreement do not, and the consummation by Sellers of the transactions contemplated hereby and thereby shall not, violate any provision of their respective articles of incorporation or bylaws or partnership agreement, as the case may be.

3.5  Litigation. No Seller is a party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any Government or other party seeking to prevent the execution of this Agreement or the consummation of the transactions contemplated hereby.

3.6  Assets. The applicable Seller has good and marketable title to each Facility to be conveyed by such Seller. At the Closing, each Facility shall be free and clear of any and all mortgages, pledges, security interests, liens, charges and conditional sales agreements granted by Sellers, except for the Permitted Exceptions and subject to execution and delivery by the Tenants of the Lease Terminations. To Sellers’ Knowledge, the zoning classification for each of the Facilities located in the Commonwealth of Pennsylvania is set forth in Schedule 3.6 hereto.

3.7  No Bankruptcy or Dissolution. No Bankruptcy/Dissolution Event has occurred with respect to any Seller.

ARTICLE IV

COVENANTS OF SELLERS

4.1  Transfer of Permits. Sellers shall use commercially reasonable efforts to assist Purchaser with the assumption, transfer or reissuance of any licenses, permits or approvals required for the operation of the Facilities that do not constitute Permits and Warranties; provided, however, that Sellers shall not incur any material cost, expense or liability in connection with such efforts or in connection with the assumption, transfer or reissuance of any such licenses, permits or approvals that do not constitute Permits and Warranties.

4.2  Cooperation. Insofar as such conditions are within their reasonable control or influence, Sellers shall use commercially reasonable efforts to cause the conditions set forth in Section 7.2 hereof to be satisfied and to facilitate and cause the consummation of the transactions contemplated hereby; provided, however, that no Seller shall be required to make any payment to any party (other than reimbursement of expenses), guarantee any Business Agreement or remain liable for the payment thereof following the Closing Date with respect to any matters arising on or after the Closing Date, or agree to any concessions or amendments to other contracts, leases or arrangements with such party in order to obtain any such consent or approval.

4.3  Delivery of Documents. No later than five (5) Business Days after the Effective Date, Sellers shall provide, or otherwise make available, to Purchaser the following, to the extent such information and materials are in Sellers’ possession and available without immediate disclosure of the confidential nature of this Agreement:

(a)  True copies of all Business Agreements;

(b)  True copies of any existing surveys of any of the Facilities to the extent in the possession of Sellers; and

(c)  True copies of title commitments with respect to the Facilities, each of which has an effective date that is not earlier than seventy-five (75) days prior to the date of this Agreement.

Purchaser shall have the right to assume any such Business Agreements relating to a Facility pursuant to the General Assignment therefor so long as Purchaser provides written notice to Sellers no later than three (3) Business Days prior to the Closing Date that identifies those Business Agreements which Purchaser has elected to assume as of the Closing Date, and any Business Agreements not so assumed by Purchaser shall be terminated by Seller at its sole cost and expense.

4.4  No New Business Agreements. During the period commencing on the Effective Date and continuing through the earlier of the Closing Date or the prior termination of this Agreement, no Seller shall, without the prior written consent of Purchaser, which may be given or withheld in Purchaser’s sole and absolute discretion, enter into or modify any Business Agreements, or any agreements for the use and occupancy of any of the Facilities, that will survive the Closing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Sellers as follows:

5.1  Organization, Corporate Power and Authorization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and in each other jurisdiction in which it is lawfully required to qualify to conduct business. Purchaser has the corporate power and authority to execute, deliver and perform this Agreement and the other agreements, documents and certificates contemplated to be executed and delivered by Purchaser pursuant to this Agreement. If the Emeritus Mortgage Loan is to be purchased as provided in Section 2.3(a) hereof, the Mortgage Loan Assignee shall have the legal power and authority to execute, deliver and perform the Mortgage Loan Assignment.

5.2  Authorization. The execution, delivery and performance by Purchaser of this Agreement and the other agreements, documents and certificates contemplated to be executed and delivered by Purchaser pursuant to this Agreement have been duly authorized by all corporate action required by law. If the Emeritus Mortgage Loan is to be purchased as provided in Section 2.3(a) hereof, the execution, delivery and performance by the Mortgage Loan Assignee of the Mortgage Assignment shall have been duly authorized by all action required by law.

5.3  Non-Contravention. The execution and delivery of this Agreement and the other agreements, documents and certificates contemplated to be executed and delivered by Purchaser pursuant to this Agreement do not, and the consummation by Purchaser of the transactions contemplated hereby and thereby shall not, violate any provision of its articles of incorporation or bylaws. If the Emeritus Mortgage Loan is to be purchased as provided in Section 2.3(a) hereof, the execution and delivery of the Mortgage Assignment by the Mortgage Loan Assignee shall not, and the consummation by the Mortgage Loan Assignee of the transaction contemplated thereby shall not, violate any provision of the Mortgage Loan Assignee’s articles of incorporation, bylaws, partnership agreement, operating agreement or other instrument governing the organization or operation thereof.

5.4  Validity. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors’ rights. The Escrow Agreement and each General Assignment, Lease Termination and other agreement, document and certificate to be executed and delivered by Purchaser hereunder, shall, when so executed and delivered, constitute the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors’ rights. If the Emeritus Mortgage Loan is to be purchased as provided in Section 2.3(a) hereof, the Mortgage Assignment to be executed and delivered by the Mortgage Loan Assignee shall, when so executed and delivered, constitute the legal, valid and binding obligation of the Mortgage Loan Assignee, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors’ rights.

5.5  Litigation. Purchaser is not a party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any Government or other party seeking to prevent the execution of this Agreement or the consummation of the transactions contemplated hereby.

5.6  Tenant Leases. Purchaser and ESC IV, L.P. (d/b/a Texas-ESC IV, L.P.), a Washington limited partnership, are the sole Tenants under the Tenant Leases. ESC IV, L.P. (d/b/a Texas-ESC IV, L.P.), a Washington limited partnership, is a wholly-owned subsidiary of Purchaser.

5.7  AS IS, WHERE IS. Purchaser acknowledges, represents and warrants that any information supplied or made available by Sellers, whether written or oral or in the form of maps, surveys, plats, environmental reports, engineering studies, inspection reports, plans, specifications or any other information whatsoever, without exception, pertaining to the Facilities, any and all records, rent rolls and other documents pertaining to the use or occupancy of the Facilities or any portion thereof, the income thereof, the costs and expenses of the maintenance thereof, and any and all other matters concerning the condition, suitability, integrity, marketability, compliance with Laws or other attributes of the Facilities or any part thereof, has been furnished to Purchaser solely to assist in Purchaser’s review and investigation of the Facilities. Further, Purchaser acknowledges that, as of the Effective Date, Purchaser is in possession of the Facilities and is familiar with the Facilities and has made all such independent investigations as Purchaser deems necessary or appropriate concerning the Facilities. AS SUCH, THE FACILITIES ARE SOLD BY SELLERS, AND ARE HEREBY ACCEPTED BY PURCHASER, AS IS, WHERE IS AND WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESSED OR IMPLIED, WRITTEN OR ORAL. PURCHASER HEREBY UNCONDITIONALLY WAIVES AND EXCLUDES, AND SELLERS DISCLAIM, ALL REPRESENTATIONS AND WARRANTIES, INCLUDING ANY AND ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES AS TO: (i) THE CONDITION OF THE FACILITIES OR ANY ASPECT THEREOF, INCLUDING ANY AND ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES RELATED TO SUITABILITY FOR HABITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE; (ii) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE IMPROVEMENTS; (iii) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE IMPROVEMENTS; (iv) THE SOIL CONDITIONS, DRAINAGE, TOPOGRAPHICAL FEATURES OR OTHER CONDITIONS OF THE FACILITIES OR WHICH AFFECT ANY THEREOF; (v) ANY FEATURES OR CONDITIONS AT OR WHICH AFFECT THE FACILITIES WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, DEVELOPMENTAL POTENTIAL, CASH FLOW OR OTHERWISE; (vi) ALL EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF ANY OF THE FACILITIES; (vii) ANY ENVIRONMENTAL, GEOLOGICAL, METEOROLOGICAL, STRUCTURAL OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER ANY OF THE FACILITIES; (viii) CLAIMS REGARDING DEFECTS WHICH WERE NOT OR ARE NOT DISCOVERABLE; (ix) PRODUCT LIABILITY CLAIMS IN ANY MANNER RELATED TO ANY OF THE FACILITIES; AND (x) ALL OTHER EXPRESS OR IMPLIED WARRANTIES AND REPRESENTATIONS BY SELLERS WHATSOEVER.

ARTICLE VI

COVENANTS OF PURCHASER

6.1  Purchaser Performance. After the Closing, Purchaser shall promptly pay as they become due and otherwise perform all obligations of Sellers under the Assumed Liabilities relating to the Facilities and otherwise perform and fulfill all other obligations with respect to the Facilities to the extent relating to the period on and after the Closing.

6.2  Confidentiality. Purchaser hereby agrees that any information, documents, financial records, architectural and construction plans or other materials provided to Purchaser pursuant to this Agreement shall be deemed to be confidential information and shall not be disclosed to others except (i) to Purchaser’s attorneys, accountants, investors, lenders and agents who have agreed to treat such information, documents, financial records, architectural and construction plans and other materials as confidential information and not to disclose any thereof to others and (ii) insofar as any such information, documents, financial records, architectural and construction plans or other materials are published or are a matter of public knowledge (other than as a result of the disclosure thereof by Purchaser or any of its attorneys, accountants, investors, lenders or agents) or is required to be disclosed by applicable Laws.

6.3  Filings and Notices. Within seven (7) Business Days after the Effective Date, Purchaser agrees to complete and submit such notices, filings and requests necessary to satisfy all Governmental Requirements imposed upon Purchaser as transferee of the Facilities.

ARTICLE VII

CONDITIONS PRECEDENT

7.1  Purchaser’s Conditions. Purchaser’s obligations under this Agreement are subject to the satisfaction of the following conditions:

(a)  All representations and warranties of Sellers in this Agreement shall be true in all material respects at and as of the Closing, and Sellers shall have delivered to Purchaser a certificate to such effect dated as of the Closing Date;

(b)  Sellers shall have performed and complied in all material respects with all of their obligations under this Agreement that are to be performed or complied with by Sellers prior to or on the Closing Date;

(c)  No Order shall then exist that enjoins or prevents the consummation any of the transactions contemplated hereby; and

(d)  Sellers shall have delivered or caused the delivery of the items required by Section 2.4(a) hereof.

In the event that any of the conditions set forth in this Section 7.1 are not satisfied, in the reasonable judgment of Purchaser, prior to the Closing, Purchaser shall have the option either (x) to waive such unsatisfied condition and proceed in accordance with the terms of this Agreement, or (y) to terminate this Agreement.

7.2  Sellers’ Conditions. The obligations of Sellers hereunder are subject to satisfaction of each of the following conditions:

(a)  All representations and warranties of Purchaser in this Agreement shall be true in all material respects at and as of the Closing Date, and Purchaser shall have delivered to Sellers a certificate to such effect dated as of the Closing Date;

(b)  Purchaser shall have performed and complied in all material respects with its obligations under this Agreement to close the transactions contemplated hereby on the Closing Date;

(c)  Sellers shall have obtained all consents and approvals required for Seller to sell, transfer and assign the Facilities at the Closing;

(d)  All Governmental Requirements shall have been satisfied or obtained;

(e)  No Order shall then exist that enjoins or prevents the consummation any of the transactions contemplated hereby; and

(f)  Purchaser shall have delivered or caused the delivery of the items required by and performed its obligations under Section 2.4(b) hereof.

In the event that any of the conditions set forth above are not satisfied, in the reasonable judgment of Sellers prior to the Closing, Sellers shall have the option either (x) to waive such unsatisfied condition and proceed in accordance with the terms of this Agreement, or (y) to terminate this Agreement.

ARTICLE VIII

INDEMNIFICATION

8.1  Purchaser’s Claims. Sellers shall indemnify, defend and hold Purchaser harmless from and against any costs (including reasonable attorneys’ fees and court costs and costs of investigation), losses, damages, liabilities or expenses incurred by Purchaser as a result of any claim for brokerage, finder’s fees or other commissions relating to this Agreement or any of the other agreements contemplated by this Agreement asserted by or on behalf of any broker or finder claiming to have been retained by Sellers or to have rendered services on Sellers’ behalf.

8.2  Sellers’ Claims. Purchaser shall indemnify, defend and hold Sellers harmless from and against all costs (including reasonable attorneys’ fees and court costs and costs of investigation), losses, damages, liabilities or expenses incurred by Sellers as a result of:

(a)  The non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser under or pursuant to this Agreement or any of the other agreements contemplated by this Agreement;

(b)  Any claim for brokerage, finder’s fees or other commissions relative to this Agreement or any of the other agreements contemplated by this Agreement asserted by or on behalf of any broker or finder claiming to have been retained by Purchaser or to have rendered services on Purchaser’s behalf;

(c)  Any litigation, proceedings, controversies or claims relating to a Facility and arising from, in connection with or incident to any occurrence on or subsequent to the Closing Date;

(d)  Any litigation, proceedings, controversies or claims arising or resulting from the occupancy, possession or operation of the Facilities by the Tenants under the Tenant Leases; and

(e)  All obligations, liabilities, damages, losses, claims, expenses and costs relating to the Facilities arising or accruing on or prior to the Closing Date that the Tenant under each of the Tenant Leases is or was obligated, liable or responsible to pay or perform under the terms of such Tenant Lease.

8.3  Defense of Third Party Claims.

(a)  In the event of any claim by a Person not a Party to this Agreement with respect to any matter to which Sections 8.1 or 8.2 hereof relates, the indemnified party, after not less than thirty (30) days’ written notice to the indemnifying party containing the terms of the proposed settlement, may make settlement of such claim, and such settlement shall be binding on the Parties hereto for the purposes of this Section 8.3; provided, however, that, if within such thirty (30) day period, the indemnifying party shall have requested the indemnified party to contest any such claim at the expense of the indemnifying party, the indemnified party shall promptly comply, and the indemnifying party shall have the right to direct the defense of such claim or any litigation based thereon at its own expense through counsel of its own choosing. The indemnified party also shall have the right to participate in the settlement of any such claim or in any such litigation so long as its participation is at its own expense and with the understanding that the indemnifying party may settle in its own discretion at its sole expense so long as any such settlement provides for a complete release and discharge of the indemnified party and does not impose any liabilities or obligations on the indemnified party. Any payment or settlement made by the indemnifying party in such contest, together with the total expense thereof, shall be binding on the indemnified party and the indemnifying party for the purposes of this Section 8.3.

(b)  In the event that any litigation, proceeding, controversy, claim or other matter is initiated by a third party against Purchaser or a Seller, and Purchaser or Sellers, as the case may be, are obligated or potentially obligated to indemnify, defend and hold the other harmless under this Article VIII, the indemnified or potentially indemnified party will reasonably cooperate with the indemnifying or potentially indemnifying party with respect to the investigation and defense of such litigation, proceeding, controversy or claim or other matter.

8.4  Survival of Representations and Warranties.

(a)  The representations and warranties of Sellers contained in this Agreement or any certificate delivered by or on behalf of Sellers pursuant to this Agreement or in connection with the transactions contemplated herein shall survive for a period of twelve (12) months after the Closing Date.

(b)  The representations and warranties of Purchaser contained in this Agreement or any certificate delivered by or on behalf of Purchaser pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for a period of twelve (12) months after the earlier of the (i) the Closing Date or (ii) the prior termination of this Agreement.

(c)  Purchaser may not assert any claim against Sellers for breach of any covenant contained in Article IV hereof and all such claims shall be deemed to be waived as of the Closing Date.

ARTICLE IX

TERMINATION

9.1  Termination.

(a)  This Agreement may be terminated as follows:

(i)  At any time by the mutual consent of Sellers and Purchaser;

(ii)  By Purchaser because of the failure of any condition set forth in Section 7.1 hereof;

(iii)  By Purchaser if Sellers fails to comply with their obligations under this Agreement to close the transactions contemplated hereby;

(iv)  By Sellers because of the failure of any condition set forth in Sections 7.2(c), (d) or (e) hereof;

(v)  By Sellers because of the failure of any condition set forth in Sections 7.2(a), (b) or (f) hereof; and

(vi)  By Sellers if Purchaser fails to comply with its obligations under this Agreement to close the transactions contemplated hereby.

(b)  In the event of the termination of this Agreement pursuant to Section 9.1(a) hereof because Sellers or Purchaser, as the case may be, shall have willingly failed to fulfill its obligations hereunder, the other Party shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available to it at law or in equity.

(c)  Section 2.3, Section 6.2, Article VIII and Sections 11.1, 11.12 and 11.15 hereof shall survive the Closing or the prior termination of this Agreement.

ARTICLE X

CASUALTY AND CONDEMNATION

10.1  Casualty Before Closing. In the event of damage to or destruction of all or any portion of a Facility by fire or other casualty prior to the Closing, Sellers shall assign to Purchaser at the Closing all available casualty insurance proceeds to which Sellers are entitled under existing insurance coverages, and this Agreement shall remain in full force and effect as to such damaged Facility with no adjustment to the Purchase Price.

10.2  Condemnation Before Closing. In the event of a condemnation or other exercise of the power of eminent domain with respect to all or any portion of a Facility prior to the Closing that permits the Tenant of such affected Facility to terminate the Tenant Lease for such affected Facility, Purchaser shall have, as its sole and exclusive remedy, the option to exclude and eliminate such affected Facility from the terms of this Agreement and the Purchase Price shall be decreased by the value of such affected Facility, as reasonably determined by the applicable Seller and Purchaser, to reflect the exclusion of such affected Facility from the terms of this Agreement; provided, however, that this Agreement otherwise shall remain in full force and effect. As to any Facility affected by a condemnation or other exercise of the power of eminent domain prior to the Closing that is sold and transferred to Purchaser, the applicable Seller shall assign to Purchaser at the Closing its right to any award resulting from such condemnation or other exercise of the power of eminent domain and the Purchase Price shall not be adjusted. Except as described in the first sentence of this Section 10.2, no condemnation or other exercise of the power of eminent domain with respect to all or any portion of a Facility prior to the Closing shall affect the obligations of Purchaser hereunder with respect to any Facility affected thereby.

ARTICLE XI

MISCELLANEOUS

11.1  Expenses. Each Party shall pay its own legal, accounting and similar expenses incidental to the preparation of this Agreement, the implementation of the provisions of this Agreement, and the consummation of the transactions contemplated hereby. If Purchaser elects to obtain owner’s title insurance policies for the Facilities, Sellers shall pay the premiums for obtaining such owner’s title insurance policies in an aggregate amount not exceeding the Purchase Price (without endorsements thereto or affirmative coverages thereunder). Purchaser shall pay, or reimburse Sellers for, all costs of obtaining title policy endorsements and affirmative coverages, all transfer, intangible, recording taxes and other fees with respect to the transfer of the Facilities, the costs of obtaining any surveys (and updates thereof), environmental investigations, studies, reports and all other costs of any investigation of the Facilities by Purchaser, one-half of any escrow fee charged by the Title Company, any costs associated with the transfer of any Permits and Warranties, the cost of obtaining other licenses, permits or approvals that do not constitute Permits and Warranties and the costs and expenses incurred in connection with the satisfaction of and compliance with the Governmental Requirements. Sellers shall pay one-half of any escrow fee charged by the Title Company.

11.2  Contents of Agreement; Parties in Interest; etc. This Agreement sets forth the entire understanding of the Parties with respect to the transactions contemplated hereby and constitutes a complete statement of the terms of such transactions. This Agreement shall not be amended or modified except by written instrument duly executed by all of the Parties. Any previous agreements and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. No Party has been induced to enter into this Agreement by any statement, representation or warranty of the other Party not set forth in this Agreement, and no Party has relied upon any statement, representation or warranty of the other Party not set forth in this Agreement

11.3  Assignment and Binding Effect. Purchaser shall not have the right to assign its rights hereunder unless Purchaser receives the prior written consent of Sellers to any such assignment, which consent Sellers may grant or without in their sole discretion; provided, however, that Purchaser shall have the right to assign this Agreement to one or more wholly owned subsidiaries of Purchaser; provided, further, however, that, regardless of any assignment by Purchaser of any of its rights hereunder, Purchaser shall remain responsible and liable for the payment and performance of all of its liabilities and obligations as set forth herein. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of Sellers and Purchaser.

11.4  Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be either (a) delivered in person, (b) delivered by a recognized delivery service taking a receipt upon delivery or (c) sent by facsimile transmission and addressed as follows:

If intended for Sellers:  c/o Healthcare Realty Trust Incorporated

3310 West End Avenue, Suite 700

Nashville, Tennessee 37203

Attn: General Counsel

Phone: (615) 269-8175

Facsimile: (615) 463-7739

With a copy to:   Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

211 Commerce Street, Suite 1000

Nashville, Tennessee 37201

Attn: David J. White.

Phone: (615) 726-5776

Facsimile: (615) 744-5776

If intended for Purchaser:  Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
Attn: Eric Mendelsohn
Phone: (206) 301-4493
Facsimile: (206) 357-7388

With a copy to:   Pircher, Nichols & Meeks
900 North Michigan Avenue, Suite 1050
Chicago, Illinois 6011
Attn: Real Estate Notices (JDL/EF)
Phone: (312) 915-3112
Facsimile: (3120 915-3348

or at such other address, and to the attention of such other person, as a Party shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when left at the address of the recipient, and, if sent by facsimile transmission, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile transmission was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number; provided, however, that if a notice, request or other communication is delivered or served on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the recipient’s location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter.

11.5  Applicable Laws. This Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Tennessee.

11.6  Exhibits. All Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

11.7  Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.8  Public Announcements. No Party to this Agreement shall make, or cause to be made, any press release or public announcement with respect to this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Parties, and the Parties shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that, to the extent any Party is advised by legal counsel that it is required by Laws or the rules and regulations of any applicable securities exchange to make such a press release or public announcement, such Party may issue such a release or make such an announcement, the contents of which shall be reasonably satisfactory to the other Parties.

11.9  Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise by virtue of the authorship of any of the provisions of this Agreement.

11.10  Time. Time is and shall be of the essence of this Agreement.

11.11  Days for Performance. If the date for the performance of any obligation or notification hereunder falls upon a day that is not a Business Day, then such date shall be read and construed for all purposes herein to mean the next day which is a Business Day.

11.12  Delivery of Due Diligence Materials. In the event that Purchaser shall terminate this Agreement as permitted herein, Purchaser shall provide, or cause to be provided, to Sellers, within five (5) Business Days after such termination and to the extent such items are in the possession of Purchaser or its attorneys, original copies of all surveys, original copies of all environmental reports, appraisals, studies and investigations prepared by or at the request of Purchaser with respect to the Facilities, and copies of all other reports, searches, investigations, studies and materials prepared by or at the request of Purchaser with respect to the Facilities, excluding any internal memoranda and attorney work product. Upon the request of Sellers, Purchaser shall consent to and reasonably cooperate with Sellers in any request from Sellers to any preparer of any such surveys, reports, appraisals, searches, studies, investigations or materials to provide to Sellers written confirmation from such preparer that is addressed to Sellers in form and substance reasonably satisfactory to Sellers and stating that its surveys, reports, appraisals, searches, studies, investigations or materials are certified to Sellers and Sellers are entitled to rely thereon.

11.13  Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, together upon full execution, shall constitute one and the same instrument.

11.14  No Recording. Purchaser shall not record this Agreement or any short form, memorandum or notice thereof in any public or governmental office.

11.15  Attorneys’ Fees. In the event of any litigation between the Parties under this Agreement, including with respect to the enforcement of any right or provision herein, the prevailing Party, in addition to those damages and other awards given such Party therein, shall be entitled to reasonable attorneys’ fees and court costs at all trial and appellate levels.

11.16  Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAWS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY FORUM WITH RESPECT TO ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS

CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. PURCHASER ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY SELLERS THAT THIS SECTION 11.16 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH SELLERS ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.

PURCHASER:

EMERITUS CORPORATION, a
Washington corporation

By:     /s/ Eric Mendelsohn
Title:      Director of Real Estate and Legal Affairs
                                        Date: March 8, 2007

SELLERS:

HR ACQUISITION I CORPORATION,
a Maryland corporation

By:  /s/ James C. Douglas
Title: Vice President
                                        Date: March 7, 2007

HR ACQUISITION OF
PENNSYLVANIA, INC., a Pennsylvania
corporation

By: /s/ James C. Douglas
Title: Vice President
                                        Date: March 7, 2007

HR ACQUISITION OF SAN ANTONIO,
LTD., an Alabama limited partnership

By: HEALTHCARE ACQUISITION
OF TEXAS, INC., an Alabama
corporation, General Partner

By: /s/ James C. Douglas
Title:  Vice President
                                        Date: March 7, 2007

HRT HOLDINGS, INC., a Delaware
corporation

By: /s/ James C. Douglas
Title: Vice President
                                        Date: March 7, 2007

The undersigned hereby executes this Agreement solely for the purpose of acknowledging its waiver of any notice of prepayment requirements set forth in the Emeritus Mortgage Loan and the Term Mortgage Loan.

HEALTHCARE REALTY TRUST INCORPORATED, a Maryland
corporation

By: /s/ James C. Douglas
Title: Vice President
                                        Date: March 7, 2007

EXHIBITS

Exhibits	Title
A	Form of Bill of Sale
B	Form of Special Warranty Deed
C	Form of Escrow Agreement
D	List of Facilities
E	Form of General Assignment
F	Form of Lease Termination
G-1	Emeritus Mortgage Loan
G-2	Term Mortgage Loan
H	List of Tenant Leases
I	Form of Title Affidavit
J	Form of Mortgage Assignment

A-1

Exhibit A
to Agreement of Sale and Purchase

Form of Bill of Sale

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that the undersigned, ______________________________, a ____________________________ (the “Seller”), for and in consideration of the sum of One and No/100 Dollars ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby agree as follows:

Seller hereby grants, bargains, sells, transfers, sets over and delivers to _______________________________, a __________________________ (the “Buyer”), all of Seller’s right, title and interest, if any, in and to the property described in Exhibit A hereto (the “Personal Property”).

SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, THE HABITABILITY, CONDITION OR FITNESS THEREOF FOR ANY PARTICULAR USE OR PURPOSE. BUYER AGREES THAT THE PERSONAL PROPERTY IS CONVEYED BY SELLER AND ACCEPTED BY BUYER IN AN “AS IS, WHERE IS” CONDITION, AND SELLER SPECIFICALLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

Executed as of the _____ day of ____________, 2007.

_________________________, a
_________________________

By:
Name:
Title:

Exhibit A
to Bill of Sale

Personal Property

The following described property to the extent such property is located on the real property described in Exhibit B hereto and owned by Seller: all tangible personal property, including, without limitation, equipment, appliances, machinery, furniture, furnishings, signage and fixtures.

Exhibit B
to Bill of Sale

Real Property

Description of Real Property from Special
[or Limited] Warranty Deed from Seller to Buyer

Exhibit B
to Agreement of Sale and Purchase

Form of Special Warranty Deed

This instrument was prepared by:

SPECIAL [OR LIMITED] WARRANTY DEED

THIS SPECIAL [OR LIMITED] WARRANTY DEED is made as of the ____ day of _____________, 2007, from _______________________________, a ________________________________ (the “Grantor”), to _________________________________, a ________________________ (the “Grantee”), with an address of ______________________________________________.

W I T N E S S E T H:

That Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, has granted, bargained, sold, aliened, conveyed and confirmed, and does hereby grant, bargain, sell, alien, convey and confirm, to Grantee, and Grantee’s successors and assigns forever, the real property located in _________________________ and more particularly described in Exhibit A hereto (the “Property “), subject to the following (the “Permitted Encumbrances”): (a) all liens for ad valorem, real property and personal property taxes, all general and special private and public assessments, all other property taxes, and all similar obligations relating to the Property, not yet due and payable; (b) easements, restrictions, covenants and other such encumbrances of record as of the date hereof; (c) any state of facts that would be disclosed by an accurate survey or independent inspection of the property conveyed hereby; (d) all applicable building and zoning ordinances, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements, including those relating to the environment, health and safety, disabled or handicapped persons, and as applicable, to the licensing of the use of the improvements on the Property, regulations and restrictions of any federal, state, local or municipal government or any department, commission, board, bureau, agency, instrumentality, unit or taxing authority thereof; and (e) the rights of residents and licensed occupants of the improvements located on the Property;

Together with all of Grantor’s right, title and interest, if any, in and to rights, privileges, easements, servitudes, rights-of-way and appurtenances belonging or appurtenant to the Property and all improvements on the Property.

Notwithstanding any reference to acreage or square footage contained in the description of the property conveyed hereby, Grantor makes no representation or warranty, express or implied, as to the exact amount of acreage or square footage in the property conveyed hereby. Grantor further makes no representation or warranty, express or implied, with respect to the ownership of oil, gas or other minerals located on, under or within the property conveyed hereby.

This is improved property known as ___________________________________.

TO HAVE AND TO HOLD the Property, together with all and singular the rights, privileges, easements, servitudes, rights-of-way and appurtenances belonging or appurtenant to the Property, and the rents, issues and profits thereof, and all the estate, right, title, interest, property, claim and demand whatsoever of Grantor, in law, equity or otherwise, and all improvements on the Property, to Grantee, and Grantee’s successors and assigns forever, subject to the Permitted Encumbrances.

Grantor does hereby bind itself, and its successors and assigns, to warrant and forever defend all and singular the Property, subject to the terms of this Special [or Limited] Warranty Deed, unto Grantee and unto Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the Property or any part thereof by, through or under Grantor, but not otherwise, subject to the Permitted Encumbrances.

EXCEPT FOR THE SPECIAL [OR LIMITED] WARRANTY OF TITLE CONTAINED HEREIN, GRANTOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, IMPROVEMENTS) CONVEYED HEREBY, INCLUDING, WITHOUT LIMITATION, THE HABITABILITY, CONDITION OR FITNESS THEREOF FOR ANY PARTICULAR USE OR PURPOSE OR THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, IMPROVEMENTS) CONVEYED HEREBY. GRANTEE AGREES THAT THE PROPERTY (INCLUDING, WITHOUT LIMITATION, IMPROVEMENTS) CONVEYED HEREBY IS CONVEYED BY GRANTOR AND ACCEPTED BY GRANTEE IN AN “AS-IS, WHERE-IS” CONDITION.

[PENNSYLVANIA NOTICES TO BE PROVIDED AS REQUIRED:

NOTICE—THIS DOCUMENT DOES NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT.

[This notice is set forth in the manner provided in 52 P.S. §1551 and is not intended as notice of unrecorded instruments, if any.]

Notice THE UNDERSIGNED, AS EVIDENCED BY THE SIGNATURE TO THIS NOTICE AND THE ACCEPTANCE AND RECORDING OF THIS DEED, IS FULLY COGNIZANT OF THE FACT THAT THE UNDERSIGNED MAY NOT BE OBTAINING THE RIGHT OF PROTECTION AGAINST SUBSIDENCE AS TO THE PROPERTY HEREIN CONVEYED RESULTING FROM COAL MINING OPERATIONS AND THAT THE PURCHASED PROPERTY, HEREIN CONVEYED, MAY BE PROTECTED FROM DAMAGE DUE TO MINE SUBSIDENCE BY A PRIVATE CONTRACT WITH THE OWNERS OF THE ECONOMIC INTEREST IN THE COAL.

[This notice is provided to comply with 52 P.S. §1406.14.]

_________________________, a
_____________________________

By:
Name:
Title:

[INSERT APPROPRIATE ACKNOWLEDGEMENT FORM]]

IN WITNESS WHEREOF, Grantor has caused this Special [or Limited] Warranty Deed to be duly executed and delivered as of the day and year first above written.

_________________________, a
_____________________________

By:
Name:
Title:

[INSERT APPROPRIATE ACKNOWLEDGEMENT
FORM AND RECORDING REQUIREMENTS]

Exhibit A
to Special [or Limited] Warranty Deed

Description of Property from Recorded Vesting Deed(s) of Grantor

Exhibit C
to Agreement of Sale and Purchase

Form of Escrow Agreement

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made as of the ____ day of _______________, 2007, by and among the entities that have executed this Agreement on the signature pages hereto as sellers (individually, a “Seller” and collectively, the “Sellers”), and EMERITUS CORPORATION, a Washington corporation, as purchaser (the “Purchaser”), and FIDELITY NATIONAL TITLE INSURANCE COMPANY, a California corporation (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Agreement of Sale and Purchase, dated as of ___________, 2007, as hereafter amended or modified by the parties thereto (the “Purchase Agreement”), by and among Sellers and Purchaser, Sellers have agreed to sell and Purchaser has agreed to purchase certain assets of Sellers as set forth therein; and

WHEREAS, pursuant to the Purchase Agreement, Purchaser must deposit the Earnest Money (as herein defined) with Escrow Agent to be held and paid in accordance with the Purchase Agreement and this Agreement;

NOW, THEREFORE, for and in consideration of the above and foregoing premises and the mutual covenants and agreements set forth hereinbelow, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Sellers, Purchaser and Escrow Agent hereby agree as follows:

1. Escrow. Purchaser hereby delivers to Escrow Agent the sum of One Million Three Hundred Fourteen Thousand Two Hundred Seventy-Two and No/100 Dollars ($1,314,272.00) (the “Earnest Money”) to be held by Escrow Agent in accordance with the terms of the Purchase Agreement and this Agreement. Escrow Agent shall deposit the Earnest Money in an interest-bearing account that is maintained at depository institution reasonably acceptable to Sellers and Purchaser.

2. Purpose of Escrow. Purchaser has deposited the Earnest Money with Escrow Agent to comply with Purchaser’s obligations pursuant to Section 2.1 of the Purchase Agreement.

3. Disbursement of Earnest Money. Subject to the terms of the Purchase Agreement and this Agreement, Escrow Agent shall disburse the Earnest Money pursuant to the terms of the Purchase Agreement, including, but not limited to, Section 2.1 of the Purchase Agreement. Within two (2) Business Days (the term “Business Day” having the same meaning herein as in the Purchase Agreement) after receipt of written notification from Sellers (the “Sellers’ Default Notice”) that

Purchaser has breached or defaulted under the Purchase Agreement and Sellers are entitled, pursuant to the Purchase Agreement, to disbursement of the Earnest Money (or so much thereof not previously disbursed pursuant to the terms of the Purchase Agreement), Escrow Agent shall send to Purchaser a written notification (the “Purchaser’s Notice”) advising Purchaser that Escrow Agent intends to disburse the Earnest Money (or so much thereof not previously disbursed pursuant to the terms of the Purchase Agreement) to Sellers no earlier than two (2) Business Days after Purchaser’s receipt of such written notice from Escrow Agent. Sellers also shall provide a copy of Sellers’ Default Notice to Purchaser. Escrow Agent shall be entitled to rely, for purposes of this Agreement, upon any statement delivered by Sellers or Purchaser pursuant to this Section 3. Escrow Agent shall disburse the Earnest Money (or so much thereof not previously disbursed pursuant to the terms of the Purchase Agreement) no earlier than two (2) Business Days after Purchaser’s receipt of Purchaser’s Notice, provided, however, that Purchaser has not notified Escrow Agent that it disputes Sellers’ Default Notice. In the event of any disputes among the parties hereto in connection with the Earnest Money or this Agreement, Escrow Agent shall refuse to comply with the claims and demands by Sellers or Purchaser so long as the dispute shall then continue. In so refusing, Escrow Agent shall make no delivery or other disposition of the Earnest Money, except as permitted under Section 6(a) below, and, in so doing, Escrow Agent shall not be or become liable in any way to any person for its failure or refusal to comply with conflicting or adverse demands and it shall continue to refrain from acting and refuse to act until it receives authorization as follows:

(a)	Written authorization to act that is executed by Sellers and Purchaser; or

(b)	A certified and file-stamped copy of a court order resolving the disagreement or directing specific action.

Upon the receipt of either such document, Escrow Agent shall promptly act according to its terms.

4. Termination of Escrow. This Agreement shall terminate upon the disbursement of all of the Earnest Money pursuant to the terms of the Purchase Agreement or this Agreement. Interest that accrues on the Earnest Money shall be combined with and treated as a part of the Earnest Money. In the event all or a portion of the Earnest Money is paid to Sellers pursuant to this Agreement, any interest on the Earnest Money in the possession of Escrow Agent at the time such Earnest Money is paid to Sellers shall be paid to Sellers. Interest on any portion of the Earnest Money that is to be refunded to Purchaser pursuant to the Purchase Agreement shall be paid to Purchaser.

5. No Representations by Escrow Agent. Escrow Agent shall not be liable for the performance or non-performance or delay in performance of any obligation of Sellers, Purchaser or any other person or entity.

6. Escrow Agent. The escrow of the Earnest Money shall be subject to the following provisions:

(a) Duties and Authorization. The payment of the Earnest Money to Escrow Agent is for the accommodation of Sellers and Purchaser. The duties of Escrow Agent shall be determined solely by the express provisions of this Agreement. Sellers and Purchaser authorize Escrow Agent, without creating any obligation on the part of Escrow Agent, in the event this Agreement or the Earnest Money become involved in litigation, to deposit the Earnest Money with the clerk of the court in which the litigation is pending and thereupon Escrow Agent shall be fully relieved and discharged of any further responsibility under this Agreement. Sellers and Purchaser also authorize Escrow Agent, if it is threatened with litigation, to interplead all interested parties in any court of competent jurisdiction and to deposit the Earnest Money with the clerk of the court and thereupon Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder.

(b) Liability. Escrow Agent shall not be liable for any mistake of fact or error of judgment or any acts or omissions of any kind unless caused by its willful misconduct or negligence. Escrow Agent shall be entitled to rely on any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give any written notice or instruction in connection with this Agreement is duly authorized to do so by the party on whose behalf such writing, notice or instruction is given.

(c) Indemnification of Escrow Agent. Sellers and Purchaser will jointly and severally indemnify Escrow Agent from and hold it harmless against any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent arising out of or in connection with the acceptance of, or the performance of its duties under, this Agreement, as well as the costs and expenses of defending against any claim or liability arising under this Agreement. This Section 6(c) shall survive the termination of this Agreement.

7. Counterparts. This Agreement may be executed in several counterparts, each of which, when executed, shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

8. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be either (a) delivered in person, (b) delivered by a recognized delivery service taking a receipt upon delivery or (c) sent by facsimile transmission and addressed as follows:

To Sellers:    Healthcare Realty Trust Incorporated

3310 West End Avenue, Suite 700

Nashville, Tennessee 37203

Attn: General Counsel

Facsimile: (615) 463-7739

with a copy to:   Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

211 Commerce Street, Suite 1000

Nashville, Tennessee 37201

Attn: David J. White

Facsimile: (615) 744-5776

To Purchaser:   Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
Attn: Eric Mendelsohn
Facsimile: (206) 357-7388

with a copy to:   Pircher, Nichols & Meeks
900 North Michigan Avenue, Suite 1050
Chicago, Illinois 6011
Attn: Real Estate Notices (JDL/EF)
Facsimile: (312) 915-3348

To Escrow Agent:  Fidelity National Title Insurance Company
7130 Glen Forest Drive, Suite 403
Richmond, Virginia 23226
Attn: Melodie T. Rochelle
Facsimile: (804) 673-3308

or at such other address, and to the attention of such other person, as the parties hereto shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when left at the address of the recipient and if sent by facsimile transmission, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile transmission was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number; provided, however, that if a notice, request or other communication is delivered or served on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the recipient’s location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter.

IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first set forth above.

SELLERS:

HR ACQUISITION I CORPORATION,
a Maryland corporation

By:
Title:

HR ACQUISITION OF
PENNSYLVANIA, INC., a Pennsylvania
corporation

By:
Title:

HR ACQUISITION OF SAN ANTONIO,
LTD., an Alabama limited partnership

By: HEALTHCARE ACQUISITION
OF TEXAS, INC., an Alabama
corporation, General Partner

By:
Title:

HRT HOLDINGS, INC., a Delaware
corporation

By:
Title:

PURCHASER:

EMERITUS CORPORATION, a
Washington corporation

By:
Title:

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Title:

Exhibit D
to Agreement of Sale and Purchase

List of Facilities

1. Loyalton at Bloomsburg
420 Shaffer Road
Bloomsburg, PA

2. Loyalton at Danville
432 Hermitage Drive
Danville, VA

3. Loyalton at Harrisburg
3560 N. Progress Ave.
Harrisburg, PA

4. Loyalton at Harrisonburg
2101 Deryerle Ave.
Harrisonburg, VA

5. Loyalton at Creekview
1100 Grandon Way
Mechanicsburg, PA

6. Loyalton at Greensboro
3823 Lawndale Drive
Greensboro, NC

7. Loyalton at Ravenna
141 Chestnut Hill Drive
Ravenna, OH

8. Loyalton at Roanoke
3585 Brambleton Ave.
Roanoke, VA

9. Kingsley Place of Henderson
100 Richardson Drive,
Henderson, TX

10. Kingsley Place of McKinney
1650 S. Stonebridge
McKinney, TX

D-1

11. Kingsley Place Medical Oakwell
9000 Floyd Curl Road
San Antonio, TX

12. Kingsley Place of Oakwell
1970 Oakwell Farms Parkway
San Antonio, TX

D-2

Exhibit E
to Agreement of Sale and Purchase

Form of General Assignment

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (this “Assignment”) is made and entered into as of the ____ day of __________________, 2007, by and between ________________________, a ___________________ (the “Assignor”), and ___________________________, a ________________________ (the “Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor and Assignee are parties to that certain Agreement of Sale and Purchase, dated as of ____________, 2007, [as amended] (the “Agreement”), pertaining to the sale of the [senior living or skilled nursing facility] (the “Facility”) described on Exhibit A hereto and incorporated herein by reference; and

WHEREAS, the Agreement provides that Assignor shall assign to Assignee, and Assignee shall assume, Assignor’s rights, title and interest in certain [permits, guarantees, warranties, licenses and agreements] relating to the ownership of the Facility;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and in the Agreement, Assignor and Assignee agree as follows:

1. Assignment and Assumption. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to and all of Assignor’s obligations under any of the following that are listed in Exhibit B hereto (collectively, the “Assigned Rights”), to the extent that they relate exclusively to the Facility and are assignable by Seller under the terms and conditions thereof without the consent or approval of any other individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, Government (as herein defined) or other legal entity: [(i) certificates of occupancy and permits or approvals of any nature from any federal, state, local or municipal government or any department, commission, board, bureau, agency, instrumentality, unit or taxing authority thereof ( a “Government”); (ii) guarantees, warranties and indemnities pertaining to the ownership of the Facility; and (iii) management agreements, service contracts, contractor agreements, construction contracts or other agreements or instruments affecting all or a portion of the Facility.] Assignee hereby accepts all of such right, title and interest to, in and under the Assigned Rights and assumes all of the obligations of Assignor under the Assigned rights and arising or accruing on or after _____________, 2007 (the “Effective Date”).

2. Indemnification. Assignee agrees to indemnify, defend and hold Assignor harmless from and against any liability, loss, damage, cost, claim or expense directly or indirectly related to or in any way associated with the Assigned Rights arising from the obligations of Assignee to be

E-1

performed on or after the Effective Date. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any liability, loss, damage, cost, claim or expense directly or indirectly related to or in any way associated with the Assigned Rights arising from the obligations of Assignor under the Assigned Rights and incurred prior to the Effective Date. Any claim made by Assignee or Assignor against the other under this Section 2 shall be made in accordance with the provisions of Section 8.3 of the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed and delivered on the day and year first above written.

ASSIGNOR:

___________________________, a ___________

By:
Title:

ASSIGNEE:

___________________________, a ___________

By:
Title:

E-2

Exhibit A
to General Assignment

E-3

Exhibit B
to General Assignment

E-4

Exhibit F
to Agreement of Sale and Purchase

Form of Lease Termination

This instrument was prepared by:

LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (the “Termination”) is dated as of ______________, 2007, and effective at the Effective Time (as defined in Section 1 hereof), and is by and among _______________________________, _____________________________________ (the “Landlord”), with an address of __________________________________, and _________________________________, a __________________________________ (the “Tenant”), with an address of __________________________________.

PRELIMINARY STATEMENTS

A. Pursuant to that certain [Lease Agreement identified on Exhibit A attached hereto] (the “Lease”), Tenant leased from Landlord the premises more particularly described as the “____________” in the Lease (the “Premises”).

B. In conjunction with the conveyance of the Premises by Landlord to Tenant, Landlord and Tenant wish to agree and consent to the termination of the Lease.

TERMS

NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual promises contained in this Termination, the parties, intending to be legally bound, agree as follows:

1. Landlord and Tenant hereby agree and consent to the termination of the Lease, effective as of ______ __.m. (Central Time) on the date hereof (the “Effective Time”); provided, however, that Tenant is not released from any liabilities, duties or obligations under the Lease that arose or accrued prior to the Effective Time, including, without limitation, the obligation, responsibility or liability for the payment to Landlord or any other person or entity for any losses, liabilities, damages, injuries, penalties, fines, costs, expenses, claims and other amounts of any and every kind whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) that relate to (a) the Lease; (b) Tenant’s occupancy of the Premises or the improvements thereon; (c) the use or enjoyment of any appurtenances, easements, rights and privileges belonging to the Premises by Tenant or its invitees, officers, contractors, subcontractors, agents, representatives or employees; or (d) causes of action, claims, suits, actions or other proceedings (i) pending at the Effective Time or (ii) filed or made at or after the Effective Time and relating to events occurring or liabilities or obligations arising or accruing prior to the Effective Time.

2. Tenant hereby releases and forever discharges Landlord from all known or unknown causes of action, claims, suits, actions, demands or other proceedings of any kind that Tenant has as of the Effective Time or may have after the Effective Time on account of or in any way arising out of or related to the Lease or the Premises.

3. This Termination shall be construed and interpreted in accordance with the laws of the State in which the Premises are located.

4. This Termination shall inure to the benefit of the successors and assigns of the parties hereto.

5. This Termination may be executed in any number of counterparts, each of which shall be deemed an original hereof and all of which together shall constitute but one Termination. In the event of any conflict between the terms of this Termination and the terms of the Lease, the terms of this Termination shall govern and shall be controlling.

IN WITNESS WHEREOF, the parties hereto have executed this instrument effective on the date set forth above.

LANDLORD:

___________________________, a
____________________________

By:
Name:
Title:

TENANT:

___________________________, a
____________________________

By:
Name:
Title:

[INSERT APPROPRIATE ACKNOWLEDGEMENT
FORM AND RECORDING REQUIREMENTS]

Exhibit A
to Lease Termination

Description of Lease

Exhibit G-1
to Agreement of Sale and Purchase

Emeritus Mortgage Loan

Promissory Note, dated June 30, 2005, executed by Emeritus Corporation in the principal amount of $10.8 million and payable to Healthcare Realty Trust Incorporated, as amended, renewed, modified or extended. As of the February 28, 2007, the outstanding principal balance thereunder was $10.8 million and non-default rate of interest thereunder was 10% per annum.

F-1

Exhibit G-2
to Agreement of Sale and Purchase

Term Mortgage Loan

Term Loan Note, dated May 1, 2003, executed by Emeritus Corporation in the principal amount of $600,000 and payable to HR Acquisition I Corporation, as amended, renewed, modified or extended. As of February 28, 2007, the outstanding principal balance thereunder was $600,000 and the non-default rate of interest thereunder was 10% per annum.

G-1

Exhibit H
to Agreement of Sale and Purchase

List of Tenant Leases

1. Lease Agreement, dated May 1, 2003, by and between HR Acquisition I Corporation, Capstone Capital of Pennsylvania, Inc., and HRT Holdings, Inc., as lessor, and Emeritus Corporation, as lessee, as amended, modified, extended or assigned, and including any recorded lease memoranda or short form leases thereof, as amended, modified, extended or assigned.

2. Lease Agreement, dated as of December 31, 1996, by and between Capstone Capital of San Antonio, Ltd. (d/b/a Cahaba of San Antonio, Ltd.), as lessor, and Integrated Living Communities of McKinney, Inc., as lessee, as amended, modified, extended or assigned, and including any recorded lease memoranda or short form leases thereof, as amended, modified, extended or assigned.

3. Lease Agreement, dated as of December 31, 1996, by and between Capstone Capital of San Antonio, Ltd. (d/b/a Cahaba of San Antonio, Ltd.), as lessor, and Integrated Living Communities of Henderson, Inc., as lessee, as amended, modified, extended or assigned, and including any recorded lease memoranda or short form leases thereof, as amended, modified, extended or assigned.

4. Lease Agreement, dated as of December 31, 1996, by and among Capstone Capital of San Antonio, Ltd. (d/b/a Cahaba of San Antonio, Ltd.), as lessor, and Integrated Living Communities of Oakwell, Inc., as lessee, and Integrated Living Communities, Inc., as amended, modified, extended or assigned, and including any recorded lease memoranda or short form leases thereof, as amended, modified, extended or assigned.

5. Lease Agreement, dated as of December 31, 1996, by and among Capstone Capital of San Antonio, Ltd. (d/b/a Cahaba of San Antonio, Ltd.), as lessor, and Integrated Living Communities of San Antonio, Inc., as lessee, and Integrated Living Communities, Inc., as amended, modified, extended or assigned, and including any recorded lease memoranda or short form leases thereof, as amended, modified, extended or assigned.

H-1

Exhibit I
to Agreement of Sale and Purchase

Form of Title Affidavit

TITLE AFFIDAVIT

BEFORE ME, the undersigned authority, on this day personally appeared _________________________ (the “Affiant”), personally known to be the person whose name is subscribed hereto, and upon his oath deposes and says as follows:

1.
Affiant is the _________________ of __________________________, a _____________________ (the “Owner”). Deponent has knowledge of the statements made herein and is qualified and authorized to make and deliver this Title Affidavit on behalf of Owner.

2.	Owner is the present owner of the property described in Exhibit A attached hereto (the “Property”).

3.
To the best of Affiant’s knowledge, there are no pending disputes concerning the location of the boundary lines, fences, driveways, walks, encroachments or improvements, either onto or from the Property.

4.	To the best of Affiant’s knowledge, there are no currently pending suits, proceedings or judgments that adversely affect the title to the Property.

5.	There are no tenancies, leases, subleases, occupancies or parties in possession of the Property except for _______________________________________________.

6.	No bankruptcy proceedings in any federal court, federal tax liens, state tax liens and/or judgments have been or are being filed against or by Owner.

7.
There are no liens for past due taxes of any nature or any unpaid assessments of any kind against the Property, other than shown on Commitment No. _____________ (the “Commitment”) issued by Fidelity National Title Insurance Company (“Fidelity”).

8. As of the closing of the sale of the Property, there will be no financing statements under which Owner is the debtor encumbering the Property and no outstanding indebtedness of Owner for equipment, appliances or other fixtures attached to the Property.

9.	This Title Affidavit is being delivered to Fidelity in connection with the conveyance of the Property to __________________________, a _____________________.

10.	There are no unpaid debts or liens for work, improvements or repairs that have been undertaken by or at the request of Owner on the Property preceding the date of the making of this Title Affidavit.

EXECUTED this _____ day of _______________, 2007.

________________________________

By:
Title:

SUBSCRIBED AND SWORN TO BEFORE ME this ___ day of ______________, 2007.

Notary Public, State of ___________

My commission expires:   Printed Name

______________________     [SEAL]

Exhibit A
to Title Affidavit

Description of Property

Exhibit J
to Agreement of Sale and Purchase

Form of Mortgage Assignment

ASSIGNMENT AND ASSUMPTION
OF LOAN AND LOAN DOCUMENTS

THIS ASSIGNMENT AND ASSUMPTION OF LOAN AND LOAN DOCUMENTS (the “Assignment”) is made as of ________________, by and between ______________________, a ___________________________ (the “Assignor”), and _____________________________, a ___________________________ (the “Assignee”).

FOR A VALUABLE CONSIDERATION AND THE MUTUAL COVENANTS HEREIN CONTAINED, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Assignor hereby bargains, sells, assigns, transfers and conveys unto Assignee, without recourse or warranty, all of Assignor’s right, title and interest in and to those loan documents (collectively, the “Loan Documents”) listed and identified in Exhibit A hereto, the loan indebtedness (the “Loan”) evidenced and secured, respectively, by the Note and the [____________________] identified in Exhibit A hereto and all rights, options, benefits and privileges granted to Assignor in the Loan Documents. Assignee hereby accepts such assignment and assumes, effective as of _____________, 2007 (the “Effective Date”), all liabilities, duties and obligations of Assignor under the Loan Documents and hereby agrees to be bound by and upon all of the covenants, agreements, terms, provisions and conditions of the Loan Documents.

2. ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LOAN, THE LOAN DOCUMENTS, THE COLLATERAL SECURITY FOR THE LOAN, IF ANY, OR THE ABILITY OF THE OBLIGORS UNDER ANY OF THE LOAN DOCUMENTS TO SATISFY THEIR RESPECTIVE OBLIGATIONS THEREUNDER. ASSIGNEE AGREES THAT THE LOAN AND THE LOAN DOCUMENTS ARE ACCEPTED BY ASSIGNEE IN “AS-IS, WHERE-IS” CONDITION, AND ASSIGNOR SPECIFICALLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

3. Assignee hereby releases and forever discharges Assignor from all known or unknown causes of action, claims, suits, actions, demands or other proceedings of any kind relating to the Loan, the Loan Documents or the ability of the obligors under any of the Loan Documents to satisfy their respective obligations thereunder. REGARDLESS OF ANY STATEMENTS OR REPRESENTATIONS IN THE LOAN DOCUMENTS TO THE CONTRARY, ASSIGNEE ACKNOWLEDGES AND AGREES THAT REPAYMENT OF THE LOAN IS UNSECURED AND ANY PRIOR COLLATERAL SECURITY FOR THE LOAN WAS RELEASED OR EXTINGUISHED PRIOR TO THIS ASSIGNMENT.

E-1

4. This Assignment shall be construed and interpreted in accordance with the laws of the State of _________________.

5. This Assignment shall inure to the benefit of the successors and assigns of the parties hereto.

6. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original hereof and all of which together shall constitute but one Assignment. In the event of any conflict between the terms of this Assignment and the terms of the Lease, the terms of this Assignment shall govern and shall be controlling.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment to be effective as of the Effective Date.

ASSIGNOR:

___________________________, a ___________

By:
Title:

ASSIGNEE:

___________________________, a ___________

By:
Title:

[INSERT APPROPRIATE ACKNOWLEDGEMENT
FORM AND RECORDING REQUIREMENTS]

E-2

Exhibit A
to Assignment and Assumption of Loan and Loan Documents

E-3

Schedule 3.6
to Agreement of Sale and Purchase

Facility   Zoning Classification

Loyalton at Bloomsburg   C (General Commercial District)
420 Shaffer Road
Bloomsburg, Pennsylvania

Loyalton at Harrisburg   B.O.R. (Business, Office, Residential)
3560 N. Progress Ave.
Harrisburg, Pennsylvania

Loyalton at Creekview   R-T (Residential Towne)
1100 Grandon Way
Hampden, Pennsylvania

E-1